                                                                    EXHIBIT 23.1

                        CONSENT OF CHARTERED ACCOUNTANTS

    We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 12, 1997, June 24, 1997 and August 18, 1997 in the Amendment No. 1 to the Registration Statement (Form SB-2) and related Prospectus of Intercorp Excelle Inc. for the registration of 1,065,000 shares of its common stock and 1,065,000 redeemable common stock purchase warrants.

                                              /s/ SCHWARTZ LEVITSKY FELDMAN

                                          --------------------------------------
                                                Schwartz Levitsky Feldman

August 21, 1997
Toronto, Ontario